Exhibit 99.3

QUADRAMED CORPORATION

PROPRIETARY INFORMATION AND NON-COMPETITION AGREEMENT

This PROPRIETARY INFORMATION AND NON-COMPETITION AGREEMENT (the “Agreement”), effective as of the last date written below, is by and between QuadraMed Corporation, a Delaware corporation, with an address at 12110 Sunset Hills Road Reston, VA 20190 and James E. Peebles (Employee).

Employee is, or expects to become, employed by QuadraMed Corporation or one or more of QuadraMed’s affiliates (such affiliates, whether now or hereafter existing, together with QuadraMed, are referred to herein, collectively, as QuadraMed).

In consideration of, and as part of the terms of, the employment or continued employment of Employee by QuadraMed, the compensation paid and to be paid by QuadraMed to Employee, the entrusting to Employee of certain trade secrets and proprietary information of QuadraMed, and the mutual covenants and promises set forth herein, Employee and QuadraMed, for itself and for QuadraMed, agree as follows:

1. Freedom to Contract. Employee represents to QuadraMed that (i) Employee is free to enter into this Agreement, (ii) Employee has not made and will not make any agreements in conflict with this Agreement, and (iii) Employee will not disclose or make available to QuadraMed, or use for QuadraMed’s benefit, any trade secrets or confidential information which is the property of Employee or of any third party, including without limitation, any former employer, partner, co-venturer, client, customer or supplier. EMPLOYEE REPRESENTS AND WARRANTS TO QUADRAMED THAT (A) EMPLOYEE HAS DELIVERED TO QUADRAMED A COPY OF EVERY AGREEMENT THAT MAY BEAR ON EMPLOYEE’S EMPLOYMENT WITH QUADRAMED, INCLUDING, WITHOUT LIMITATION, ANY NON-COMPETITION AGREEMENT, EMPLOYMENT AGREEMENT, PROPRIETARY RIGHTS AGREEMENT, NONDISCLOSURE AGREEMENT OR THE LIKE AND (B) EMPLOYEE WILL HONOR ALL SUCH AGREEMENTS.

2. Confidentiality.

2.1 Definitions.

Confidential Information means (i) all Information acquired by Employee from QuadraMed, its other employees, its suppliers or customers, its agents or consultants, or others, during Employee’s employment by QuadraMed, that relates to the present or potential businesses, products or services of QuadraMed, as well as any other Information (as defined below) as may be designated by QuadraMed as confidential or that a reasonable person would understand from the circumstances of the disclosure to be confidential; (ii) all Information created or acquired by Employee in the course of any Included Activity (as defined in Section 3.1); and (iii) all Derivative Information.

Derivative Information means all copies, digests, summaries of Information, as well as feedback, suggestions, improvements or other QuadraMed Creations (as defined in Section 3.1) derived from the Information.

Information means all forms and types of financial, business, marketing, operations, scientific, technical, economic and engineering information, whether tangible or intangible, including, without limitation, patterns, plans, compilations, devices, formulas, designs, prototypes, methods, techniques, processes, procedures, programs, codes, know-how, computer software, databases, product names or marks, marketing materials or programs, plans, specifications, shop-practices, customer lists, supplier lists, customer information (including account information, names, addresses, telephone numbers or other contact or identifying information), engineering and manufacturing information, price lists, costing information, employee and consulting relationship information (including information pertaining to salaries, duties, and performance levels of QuadraMed employees, contractors and consultants), accounting and financial data, profit margin, marketing and sales data, strategic plans, trade secrets, information indicating the source of QuadraMed’s income and all other proprietary information, irrespective of the Medium in which such Information is memorialized or communicated.

Medium (Media) means any communications or storage medium, regardless of method of storage, compilation or memorialization, if any, including without limitation, physical storage or representation (including models and prototypes), electronic storage, graphical (including designs and drawings) or photographic representation, or writings and in the case of information that is not stored or otherwise memorialized, oral communication.

2.2 Acknowledgment. Employee recognizes and acknowledges that:

(i) QuadraMed’s Confidential Information is a valuable, special and unique asset of QuadraMed;

(ii) access to and knowledge of the Confidential Information by Employee may be required so that Employee can perform his/her duties as an employee of QuadraMed; it is vital to QuadraMed’s legitimate business interests that (A) the confidentiality of the Confidential Information be preserved and (B) the Confidential Information only be used for the benefit of QuadraMed;

(iii) disclosure of the Confidential Information to any other person or entity outside QuadraMed or use of the Confidential Information by or on behalf of any other person or entity could result in irreparable harm to QuadraMed;

(iv) disclosure or use beyond the permitted scope of Confidential Information entrusted to QuadraMed by its customers and contractors could expose QuadraMed to substantial damages;

(v) the Confidential Information is and shall remain the exclusive property of QuadraMed; and

(vi) nothing in this Agreement shall be construed as a grant to Employee of any rights, title or interest in, to or under the Confidential Information.

2.3 Restrictions. Except as expressly directed by QuadraMed, Employee, during or after the term of Employee’s employment by QuadraMed shall neither disclose, in whole or in part, such Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever other than in connection with, and in furtherance of, QuadraMed’s business and affairs, nor shall Employee, during or after the term of Employee’s employment, make use of any such Confidential Information for Employee’s own purposes or for the benefit of any person, firm, corporation or other entity under any circumstances; provided that if applicable law restricts the duration of the confidentiality and nonuse obligations set forth in this Section 2.3 (the Confidentiality and Non-Use Obligations) for Confidential Information that is not also a trade secret under applicable law (Other Confidential Information), the Confidentiality and Non-Use Obligations as to Other Confidential Information shall remain in effect during the term of Employee’s employment by QuadraMed and for a period of seven (7) years thereafter and shall be perpetual as to trade secrets.

2.4 Exclusions. The Confidentiality and Non-Use Obligations shall not apply to such Confidential Information that Employee can establish by clear and convincing written proof: (i) was known by Employee both prior to employment and other than by disclosure by QuadraMed; (ii) was lawfully in the public domain and generally known in the trade prior to its disclosure hereunder, or becomes publicly available and generally known in the trade other than through a breach of this Agreement or any other obligation of confidentiality to QuadraMed; or (iii) was specifically authorized for nonconfidential disclosure by a duly authorized executive officer of QuadraMed other than by authority of Employee; provided that only the specific information that meets the exclusion shall be excluded and not any other information that happens to appear in proximity to such excluded portion (for example, a portion of a document may be excluded without affecting the confidential nature of those portions that do not themselves qualify for exclusion). The Confidentiality and Non-Use Obligations shall not prevent Employee from disclosing the amount of Employee’s salary.

2.5 Required Disclosures. Employee agrees to notify QuadraMed promptly upon learning about any court order or other legal requirement that purports to compel disclosure of any Confidential Information and to cooperate with QuadraMed in the exercise of QuadraMed’s right to protect the confidentiality of the Confidential Information before any tribunal or governmental agency. Disclosure of Confidential Information pursuant to a court order or other legal requirement that purports to compel disclosure of any Confidential Information shall not alter the character of that information as Confidential Information hereunder.

2.6 Return of Confidential Information. All Confidential Information, including without limitation, all Derivative Information and QuadraMed Creations, are and shall continue to be the exclusive property of QuadraMed. Immediately upon any termination of Employee’s employment or at any time upon the request of QuadraMed,

Employee shall deliver to QuadraMed, or its designee, all Confidential Information and all other QuadraMed property then in Employee’s actual or potential possession or control in any tangible or electronic form. If Employee and QuadraMed agree that any specific Information or property cannot reasonably be delivered, Employee shall provide reasonable evidence that such materials have been destroyed, including but not limited to, the purging or erasing of any and all computer records and data files. Notwithstanding the foregoing, Employee shall be entitled to retain Employee’s files or Rolodex containing names, addresses and telephone numbers and personal diaries and calendars; provided, however, that Employee shall continue to be bound by the terms of Section 2.3 above to the extent that such retained materials constitute Confidential Information, Derivative Information, Developments or QuadraMed Creations.

2.7 Third Party Information. Employee acknowledges that QuadraMed has received and may in the future receive confidential and proprietary information from third parties subject to a duty on QuadraMed’s part to maintain the confidentiality of such information and, in some cases, to use it only for certain limited purposes. Employee agrees that Employee owes QuadraMed and such third parties, during the term of Employee’s employment and thereafter, a duty to hold all such confidential or proprietary information in strictest confidence and not to disclose or use it in any manner that is not consistent with QuadraMed’s agreement with such third parties, unless expressly authorized to do so by a duly authorized executive officer of QuadraMed (other than Employee, if Employee is an executive officer of QuadraMed).

2.8 Stored/Transmitted Information. Employee acknowledges that all Information stored on or transmitted using QuadraMed-owned or QuadraMed-leased property or equipment is the property of QuadraMed and is subject to access by QuadraMed at any time without notice.

3. Intellectual Property & QuadraMed Creations.

3.1 Definitions.

Included Activity means at the relevant time of determination, any activity conducted by, for or under the direction of QuadraMed, whether or not conducted at QuadraMed’s facilities, during working hours or using QuadraMed’s resources, or which relates directly or indirectly to (i) the business of QuadraMed as then operated or under consideration or development or (ii) any method, program, computer software, apparatus, design, plan, model, specification, formulation, technique, product, process (including, without limitation, any business processes and any operational processes) or device, then purchased, sold, leased, used or under consideration or development by QuadraMed.

Development means any idea, material, discovery, improvement, invention (including without limitation any discovery of new technology and any improvement to existing technology), trade secret, software, customer and prospect information (including names, addresses, telephone numbers and other contact information), Confidential Information, know-how, innovation, writing, work of authorship, compilation and other development or improvement, whether or not patented or patentable, copyrightable, or reduced to practice or writing.

QuadraMed Creation means any Development that arises out of any Included Activity.

3.2 Assignment. Employee agrees to, and hereby does, sell, transfer and assign to QuadraMed, or its designee(s), the entire right, title and interest of Employee in and to all QuadraMed Creations made, discovered, invented, authored, created, developed, originated or conceived by Employee, solely or jointly, during the term of Employee’s employment with QuadraMed and until the six months after the date of termination of Employee’s employment with QuadraMed. Employee acknowledges that all such QuadraMed Creations will belong solely to QuadraMed. Employee acknowledges that all copyrightable materials developed or produced by Employee within the scope of Employee’s employment by QuadraMed constitute works made for hire, as that term is defined in the United States Copyright Act 17 U.S.C. § 101. Employee shall bear the burden to prove that any Development did not arise out of an Included Activity.

3.3 Disclosure & Cooperation. During the term of Employee’s employment with QuadraMed and for a period of seven (7) years thereafter, Employee shall (a) communicate promptly and disclose to QuadraMed, in such form as QuadraMed may reasonably request, all information, details and data pertaining to any QuadraMed Creations, (b) execute and deliver to QuadraMed or its designee(s) such formal transfers and assignments and such other papers and documents and shall give such testimony as may be deemed necessary or required of Employee by QuadraMed or its designee (i) to develop, preserve or extend QuadraMed’s rights relating to any QuadraMed Creations and (ii) to permit QuadraMed or its designee to file and prosecute patent applications and, as to copyrightable material, to obtain copyright registrations thereof, and (c) assist QuadraMed, at QuadraMed’s expense, in obtaining, maintaining, defending and enforcing all legal rights and remedies of QuadraMed in respect of any Creations. Employee hereby appoints QuadraMed as Employee’s attorney-in-fact to execute on Employee’s behalf any assignments or other documents deemed necessary by QuadraMed to protect or perfect its rights to any Creations.

3.4 Exclusion. If any QuadraMed Creation fully qualifies under any applicable state or federal law that (i) restricts the enforcement of the provisions of Sections 3.2 or 3.3 by QuadraMed against an employee and (ii) prohibits the waiver of such employee rights by contract, then as to such qualifying QuadraMed Creations, the provisions of Sections 3.2 and 3.3 shall only apply to the extent, if any, not prohibited by such law.

3.5 Excluded & Licensed Developments. Attached is a list of Employee’s prior employment history and/or all Developments made by Employee before Employee’s employment with QuadraMed commenced that Employee desires to exclude from this Agreement (Excluded Developments). Employee represents that if no such list is attached, there are no Excluded Developments. QuadraMed acknowledges Employee’s prior employment history. As to any Development, other than a QuadraMed Creation, in which Employee has an interest at any time prior to or during Employee’s employment with QuadraMed (a Separate Development), including without limitation, any Excluded Development, any Development not arising from an Included Activity or any Development in which Employee otherwise acquires any interest, prior to (i) using such Separate Development in any way in the course of Employee’s employment with QuadraMed or (ii) disclosing the Separate Development to any employee, contractor, customer or agent of QuadraMed, Employee shall inform QuadraMed in writing of Employee’s intention to so use or disclose the Separate Development (the Separate Development Notice) and shall not so use or disclose the Separate Development unless QuadraMed consents in writing to such use or disclosure. Employee hereby grants to QuadraMed, to such extent as permitted by applicable law, a non-exclusive, royalty-free, irrevocable, worldwide right and license to exercise any and all rights with respect to any Separate Development that Employee so uses or discloses, irrespective of whether such use or disclosure is in accordance with or in breach of this notice requirement.

4. Non-Competition & Non-Interference.

4.1 During the Term of Employment. During Employee’s employment by QuadraMed, Employee will comply with all policies and rules that may from time to time be established by QuadraMed, and will not engage directly or indirectly in any business or enterprise or activity that (i) is in any way competitive or conflicting with the interests or business of QuadraMed; (ii) occupies Employee’s attention so as to interfere with the proper and efficient performance of Employee’s duties for QuadraMed; or (iii) interferes with the independent exercise of Employee’s judgment in QuadraMed’s best interests. Employee will comply with QuadraMed’s policies regarding disclosure and approval of work outside of QuadraMed (“moonlighting”), as those policies are amended and in effect from time to time. In addition, in consideration of Employee’s employment by QuadraMed, Employee recognizes that Employee owes a duty of loyalty to QuadraMed and agrees that Employee will not take personal advantage (whether directly or indirectly through Employee’s family members or affiliates) of any business opportunity which is in the same or a closely-related line of business as that engaged in by QuadraMed during the term of this Agreement. Employee understands and agrees that Employee is required to devote Employee’s full time and use Employee’s best efforts in the course of Employee’s employment with QuadraMed and to act at all times in the best interests of QuadraMed.

4.2 Acknowledgment. Employee understands and recognizes that (i) Employee’s working for a competitor of QuadraMed would lead to the inevitable disclosure of QuadraMed’s Confidential Information; (ii) in the course of Employee’s employment with QuadraMed, customers and others may come to recognize and associate Employee with QuadraMed, its products, and services, and that Employee will thereby benefit from QuadraMed’s goodwill; and (iii) if Employee were to engage in competition with QuadraMed, directly or indirectly, Employee would thereby usurp QuadraMed’s goodwill.

4.3 Competition Generally. Non-competition Period means the period commencing upon termination of Employee’s employment with QuadraMed, irrespective of the reason or absence of reason for such termination, and ending twelve (12) months after such termination; provided that the period shall be extended for so long as Employee violates the non-competition obligation set forth herein and for any period(s) of time required for litigation to enforce its provisions. Employee agrees that, during the Non-competition Period, Employee shall not, directly or indirectly: (i) solicit, service, accept orders from, or otherwise have business contact with any person or entity who has, within the one-year period immediately prior to such termination of Employee’s employment, been a customer (including, without limitation, a reseller or end user of products) of QuadraMed, if such contact could directly or indirectly divert business from or adversely affect the business of QuadraMed; (ii) solicit any QuadraMed employee, independent contractor or consultant to leave QuadraMed’s employ or otherwise terminate such person’s relationship with QuadraMed for any reason or interfere in any other manner with the employment or other contractual relations at the time existing between QuadraMed and any of its employees, independent contractors or consultants; or (iii) employ or cause to be employed in any capacity, or retain or cause to be retained as a consultant, or induce to terminate employment (including without limitation by disclosing any name to any employer or employment agency) any person who was employed by QuadraMed at any time during the six (6) month period ended on the date of termination of Employee’s employment. Employee agrees to inform QuadraMed of the name and address of any employer(s) Employee may have or any business with which Employee may be involved, directly or indirectly, within the Non-competition Period. Employee further agrees to provide any such employer(s) with a copy of this Agreement.

4.4 Disparagement. Employee agrees that during the course of employment and after the termination of employment with QuadraMed, Employee will not disparage QuadraMed, its products, services, agents, stockholders, directors, officers or employees.

4.5 Notice. Employee agrees that if Employee voluntarily terminates Employee’s employment, no fewer than 10 business days prior to the effective date of the termination, Employee will provide written notice thereof to QuadraMed and Employee shall cooperate with QuadraMed through the effective date of termination to effect a transition of responsibility and knowledge transfer.

4.6 Damages. Employee agrees that upon any material breach of this Agreement, in addition to any other legal or equitable remedies available to QuadraMed in respect of the breach, Employee shall pay over to QuadraMed any and all gains from any stock options, if any, issued by QuadraMed to Employee, as may have been realized at any time during the breach or within six (6) months prior to the commencement of the breach and QuadraMed shall have the right to require the forfeiture of out-of-the-money stock options and the exercise of in-the-money stock options and the sale of stock as to which gains have not yet been realized and to require that such gains be paid over to QuadraMed. In such event, QuadraMed shall bear no responsibility to Employee for any losses or damages ensuing therefrom, including without limitation losses on the stock sale or taxes.

4.7 Reasonableness. Employee understands and agrees that because of the nature of QuadraMed’s products, services, and customers, because of Employee’s position with QuadraMed, and because QuadraMed’s business is international in scope, the duration of the Non-competition Period is reasonable and necessary. Employee understands and agrees that although Employee’s authority may or may not from time to time extend to the entire Territory, as defined below, the information Employee may learn in the course of employment and the goodwill to which Employee may be exposed belong exclusively to QuadraMed and have implications and applications that are international in scope. Accordingly, Employee agrees that the scope of the geographical restriction on competition with QuadraMed in the Territory is reasonable and necessary. Employee represents that Employee has, and brings to Employee’s employment with QuadraMed, marketable skills which will enable Employee to secure employment and earn a living for the duration of this Agreement without competing with QuadraMed directly or indirectly. Accordingly, Employee agrees that any harm to Employee caused by the enforcement of this Agreement will be outweighed by the harm to QuadraMed should this Agreement not be enforced. If at any time any of the provisions of this Section 4 shall be deemed invalid or unenforceable or are prohibited by the laws of the jurisdiction where they are to be performed or enforced, by reason of being vague or unreasonable as to duration or geographic scope or scope of activities restricted, or for any other reason, such provisions shall be considered divisible and shall become and be immediately amended to include only such restrictions and to such extent as shall be deemed to be reasonable and enforceable by the court or other body having jurisdiction over this Agreement; and QuadraMed and Employee agree that the provisions of this Section 4, as so amended, shall be valid and binding as though any invalid or unenforceable provision had not been included herein. Territory means the United States or anywhere else in the world.

5. Rights Conferred. Nothing contained in this Agreement shall be construed as giving Employee any legal or equitable rights against QuadraMed or any subsidiary or affiliated entity or any director, officer, employee, or agent thereof except for such rights as are expressly provided herein. Nothing contained in this Agreement shall be construed (i) to alter the at-will nature of the employment relationship between QuadraMed and Employee, (ii) as a contract for continuing employment or to confer on Employee any right of continued employment for a particular term of time, (iii) to obligate QuadraMed to continue Employee’s employment, or (iv) to require cause, notice or warning for the termination of the employment relationship.

6. Personal Property. Employee agrees that QuadraMed is not responsible for loss of or damage to personal property on QuadraMed premises or, if applicable, on residential premises subsidized by Company. Employee holds QuadraMed harmless from all claims relating to loss of or damage to such personal property.

7. Enforcement. Employee agrees and acknowledges that QuadraMed will suffer irreparable injury and damage and cannot be reasonably or adequately compensated in monetary damages for the loss by QuadraMed of its benefits or rights under this Agreement as the result of a breach, default or violation by Employee of Employee’s obligations under Sections 2, 3 or 4 of this Agreement. Accordingly, QuadraMed shall be entitled, in addition to all other remedies which may be available to it (including monetary damages), to injunctive and other available equitable relief, without bond, in any court of competent jurisdiction to prevent or otherwise restrain or terminate any actual or threatened breach, default or violation by Employee of any provision contained in Sections 2, 3 or 4 of this Agreement or to enforce any such provision.

8. Governing Law & Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Virginia (without reference to principles of conflicts or choice of law that would cause the application of the internal laws of any other jurisdiction). Any dispute concerning or action to enforce this Agreement shall be brought in Virginia. Employee expressly consents to and agrees to subject himself/herself to the jurisdiction of the courts in Virginia, federal or state, for purposes of determining any and all rights or obligations under this Agreement.

9. Notices. All notices, requests, instructions or other documents to be given hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if (i) delivered personally (effective upon delivery), (ii) mailed by certified mail, return receipt requested, postage prepaid (effective five business days after dispatch), (iii) sent by a reputable, established courier service that guarantees next business day delivery (effective the next business day), or (iv) sent by fax followed within 24 hours by sending confirmation by one of the foregoing methods (effective upon receipt of the fax in complete, readable form), addressed to QuadraMed at the address set forth above and to Employee at the address set forth in QuadraMed’s records or at such other address as such party may have supplied for the purpose pursuant to this Section 9.

10. Captions. The captions of sections or subsections of this Agreement are for reference only and shall not affect the interpretation or construction of this Agreement.

11. Severability. If any provision of this Agreement shall, in whole or in part, be determined to be invalid, unenforceable or void for any reason, such determination shall affect only the portion of such provision determined to be invalid, unenforceable or void and shall not affect in any way the remainder of such provision or any other provision of this Agreement, and the invalid, unenforceable or void provision shall be enforceable to the fullest extent possible to reflect the parties intentions hereunder.

12. Binding Effect; Benefits; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, and permitted assigns. This Agreement may be assigned, with or without consent of Employee, by QuadraMed to any person, partnership, corporation or other entity, including without limitation, any person, partnership, corporation or other entity which succeeds to the business of QuadraMed or which has purchased assets of QuadraMed. Employee may not assign Employee’s rights or delegate Employee’s obligations under this Agreement and any such attempted assignment or delegation shall be void and of no effect. Nothing in this Agreement is intended to or shall confer any rights or remedies on any third party other than the Employee, QuadraMed and their respective heirs, successors and permitted assigns. This Agreement shall survive any and all changes in Employee’s employment with QuadraMed, and QuadraMed shall have the right to communicate with any of Employee’s future or prospective employers concerning Employee’s continuing obligations under this Agreement.

13. Entire Agreement; Amendment; Waiver. This Agreement sets forth the sole and entire agreement and understanding between the parties hereto with respect to the specific matters contemplated and addressed hereby. No prior agreement, whether written or oral, shall be construed to change or affect the operation of this Agreement in accordance with its terms, and any provision of any such prior agreement which conflicts with or contradicts any provision of this Agreement is hereby revoked and superseded. This Agreement may be amended only by a written instrument executed both by Employee and by an executive officer of QuadraMed (other than Employee if Employee is an executive officer). No consent to or waiver of any breach, default or violation in the performance of any obligation of Employee hereunder, and no failure by QuadraMed to complain of any such breach, default or violation, shall be effective unless it is in writing and executed by an executive officer of QuadraMed (other than Employee if Employee is an executive officer). No such consent, waiver or failure to complain shall be deemed to be a consent to or waiver of any other breach, default or violation of either the same or any other obligation of Employee hereunder, whether occurring prior to or after such consent, waiver or failure to complain.

14. Acknowledgment. Employee acknowledges that this Agreement is a condition of Employee’s employment with QuadraMed, and that Employee has had a full and adequate opportunity to read, understand and discuss with Employee’s advisors, including legal counsel, the terms and conditions contained in this Agreement prior to signing hereunder.

QUADRAMED CORPORATION

Date: March 30, 2009	By:	/s/ Robert L. Pevenstein
	Name:	Robert L. Pevenstein
	Title:	Chairman of the Board of Directors

EMPLOYEE

Date: March 30, 2009	By:	/s/ James E. Peebles
	Name:	James E. Peebles

EXCLUDED DEVELOPMENTS

In 1987, Employee co-founded MIDS, Inc., developer of the MIDAS+™ system supporting patient care and quality outcome management primarily for acute care facilities.

In 1980, Employee co-founded Sunquest Information Systems, Inc., which provides software tools to support clinical laboratories as well as other ancillary healthcare functions.